Exhibit 99.1

Global Crossing Announces Review of Cost of Access

Liability and Expected Restatement of Financial Statements

FOR IMMEDIATE RELEASE: TUESDAY, APRIL 27, 2004

Florham Park, NJ — Global Crossing Limited (NASDAQ: GLBC) announced today that it is conducting a review of its previously reported financial statements for the years ended December 31, 2003 and 2002, including respective interim periods. In the course of preparing the company’s financial statements for the first quarter of 2004, management became concerned with the adequacy of the company’s accrued cost of access liability. Management presented its concerns to Global Crossing’s Audit Committee and, at the direction of the Audit Committee, is continuing to examine the company’s accrued cost of access liabilities and cost of access expenses and the related internal control environment. Cost of access includes usage-based charges paid to other carriers to originate and terminate voice services, leased line charges for dedicated facilities and local loop charges, and usage-based Internet peering charges.

Although the review is continuing, Global Crossing’s preliminary assessment indicates that its accrued cost of access liability at year-end 2003 was understated by an amount ranging from approximately $50 million to approximately $80 million. In that connection, the company expects to restate previously reported financial statements. The company’s assessment of the amount of the understatement is preliminary, and material revisions to the amount could arise as a result of the ongoing review. While the company believes that this understatement of the accrued cost of access liability relates primarily to understatements of cost of access operating expenses during the year ended December 31, 2003, it is also reviewing its cost of access operating expenses for the year ended December 31, 2002. Global Crossing’s accrued cost of access liability as of December 31, 2003 was $150 million, and its cost of access operating expenses during 2003 were $1,915 million. The expected adjustment of the company’s accrued cost of access liability will be recorded as a non-cash charge.

Global Crossing believes that the understatement of cost of access results primarily from incorrect estimates of cost of access expenses and the failure to reconcile these expenses to vendor invoices, while approximately $10 million of the understatement reflects an expected reclassification within Global Crossing’s emergence balance sheet as permitted by fresh start accounting rules. The company is assessing the internal control issues presented and, in light of the expected restatement, currently believes that these issues constitute a material weakness in its internal controls. The company is undertaking steps to address these internal control issues.

Global Crossing’s previously reported financial statements for the years ended December 31, 2003 and 2002, including respective interim periods, and the company’s guidance concerning its 2004 results of operations and future liquidity needs should be disregarded pending the outcome of the review. Following the completion of the review, as soon as practicable, the company will amend periodic reports previously filed with the Securities and Exchange Commission to reflect the expected restatement and to revise disclosures related to the internal control issues presented and the company’s methodologies for estimating cost of access expenses and reconciling these expenses to vendor invoices.

Global Crossing has informed its independent accountants, Ernst & Young LLP, and its former independent accountants, Grant Thornton LLP, of the issues being reviewed. Global Crossing has also notified the Securities and Exchange Commission and the NASDAQ National Market of the review and of the company’s expected restatement of previously reported financial statements.

Pending the ongoing review and the restatement, Global Crossing is postponing its June 2004 shareholders meeting, the filing and mailing to shareholders of its proxy statement, and its earnings release and Quarterly Report on Form 10-Q for the first quarter of 2004.

Global Crossing is currently seeking to arrange financing to fund its anticipated liquidity requirements, and had expected to have a financing facility in place by June 30, 2004. However, the ongoing review of cost of access and the expected restatement of previously reported financial statements could delay the company’s ability to arrange such financing. As a result, the company has communicated with Singapore Technologies Telemedia Pte Ltd (“ST Telemedia”), Global Crossing’s majority shareholder, regarding such a potential delay. ST Telemedia had previously expressed willingness to provide up to $100 million short-term financial support in 2004 to Global Crossing under certain circumstances. It has affirmed its intention to make available to the company, if necessary, such financial support in order for the company to bring longer term capital into the business, on terms to be negotiated, and subject to being satisfied with the company’s accrued cost of access liabilities and cost of access expenses and the related internal control environment.

ABOUT GLOBAL CROSSING Global Crossing (NASDAQ: GLBC) provides telecommunications solutions over the world’s first integrated global IP-based network. Its core network connects more than 300 cities and 30 countries worldwide, and delivers services to more than 500 major cities, 50 countries and 6 continents around the globe. The company’s global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world’s enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Services and Global Crossing VoIP services, to more than 40 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com for more information about Global Crossing.

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Statements made in this press release that state the company’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” or similar expressions. Such statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements, including the results of the ongoing review of the company’s cost of access liabilities and cost of access operating expenses and the related control environment, and the impact of the expected restatement, as well as the reaction of the company’s shareholders, customers, vendors and prospective lenders; the company’s history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; the ability of the company to arrange the necessary financing to fund its liquidity requirements; the likelihood that the prices the company charges for its services will continue to decrease; the company’s ability to continue to connect its network to incumbent carriers’ networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of the company’s Network Security Agreement with the U.S. Government; the impact of actual and potential customers’ bankruptcies on the company’s sales prospects and results of operations; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; the impact on the company’s competitiveness of its technology choices; the company’s dependence on third parties for many functions; political, legal and other risks due to the company’s substantial international operations; and other risks referenced from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:

Press Contacts

Becky Yeamans

+ 1 973-937-0155

PR@globalcrossing.com

Tisha Kresler

+ 1 973-937-0146

PR@globalcrossing.com

Analysts/Investors Contact

Mitch Burd

+1 800-836-0342

glbc@globalcrossing.com